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                                                                    Exhibit 25.1


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

          Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2) ____

                            ------------------------

                                 CITIBANK, N.A.
               (Exact name of trustee as specified in its charter)

                                   13-5266470
                                (I.R.S. employer
                              identification no.)

  399 Park Avenue, New York, New York                          10043
(Address of principal executive office)                      (Zip Code)

                             -----------------------

                        Westpac Securities Administration
                           Limited in its capacity as
                     Trustee of the Series 1999-1G WST Trust

               (Exact name of obligor as specified in its charter)

           Australia
(State or other jurisdiction of
 incorporation or organization)

   c/o Citibank, N.A., London office
              11 Old Jewry
       London, EC2R 8DU, England
(Address of principal executive offices)

        -------------------------

Class A Mortgage Backed Floating Rate Notes
(Title of the indenture securities)


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Item 1.   General Information.

          Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          NAME                                    ADDRESS
          Comptroller of the Currency             Washington, D.C.

          Federal Reserve Bank of New York        New York, NY
          33 Liberty Street
          New York, NY

          Federal Deposit Insurance Corporation Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

          Yes.

Item 2.   Affiliations with Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

               None.

Item 16.  List of Exhibits.

          List below all exhibits filed as a part of this Statement of Eligibility.

     Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

     Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

     Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

     Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

     Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

     Exhibit 5 - Not applicable.


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     Exhibit 6 - The consent of the Trustee required by Section 321(b) of the
     Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

     Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of March 31, 1998 - attached)

     Exhibit 8 - Not applicable.

     Exhibit 9 - Not applicable.

                               ------------------


                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 30th day of April, 1999.

                                        CITIBANK, N.A.

                                        By   /s/ Marne Lidster
                                             ---------------------
                                             Title: Vice President


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                                                                       EXHIBIT 7


                                Charter No. 1461
                          Comptroller of the Currency
                             Northeastern District
                              REPORT OF CONDITION
                                 CONSOLIDATING
                              DOMESTIC AND FOREIGN
                                SUBSIDIARIES OF
                                 Citibank, N.A.
of New York in the State of New York, at the close of business on December 31, 1998, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.

                                     ASSETS

                                                                    Thousands
                                                                    of dollars
Cash and balances due from de-
         pository institutions:
         Noninterest-bearing balances
         and currency and coin                                    $   8,052,000
         Interest-bearing balances                                   15,782,000
Held-to-maturity securities                                                   0
Available-for-sale securities                                        37,330,000
Federal funds sold and
         securities purchased under
         agreements to resell                                         8,039,000
Loans    and lease financing receivables:
         Loans and Leases, net of un-
         earned income                                             $182,508,000
         LESS: Allowance for loan
         and lease losses                                             4,709,000
Loans and leases, net of un-
         earned income, allowance,
         and reserve                                               $177,799,000
Trading assets                                                       31,683,000
Premises and fixed assets (includ-
         ing capitalized leases)                                      4,022,000
Other real estate owned                                                 458,000
Investments in unconsolidated
         subsidiaries and associated com-
         panies                                                       1,154,000
CustomersO liability to this bank
         on acceptances outstanding                                   1,281,000
Intangible assets                                                     3,504,000
Other assets                                                         11,791,000
TOTAL ASSETS                                                       $300,895,000
LIABILITIES
Deposits:
         In domestic offices                                       $ 39,355,000
         Noninterest-
         bearing                                                   $ 13,199,000
         Interest-
         bearing                                                     26,156,000
In foreign offices, Edge and
         Agreement subsidiaries, and
         IBFs                                                       163,573,000
         Noninterest-
         bearing                                                     10,803,000
         Interest-
         bearing                                                    152,770,000
Federal funds purchased and
         securities sold under agree-
         ments to repurchase                                          9,752,000
Trading liabilities                                                  30,753,000
         Other borrowed money (includes mortgage
indebtedness and obligations under capitalized leases):
         With a remaining maturity of one
         year or less                                                13,308,000
         With a remaining maturity of more
         than one year through three years                            1,528,000
         With a remaining maturity of more
         than three years                                             2,110,000
BankOs liability on acceptances ex-
         ecuted and outstanding                                       1,382,000
Subordinated notes and
         debentures                                                   6,600,000
Other liabilities                                                    12,802,000
TOTAL LIABILITIES                                                  $281,163,000
EQUITY CAPITAL
Perpetual preferred stock
         and related surplus                                                  0
Common stock                                                       $    751,000
Surplus                                                               9,397,000
Undivided profits and capital re-
         serves                                                      10,356,000
Net unrealized holding gains (losses)
         on available-for-sale securities                              (113,000)
Cumulative foreign currency
         translation adjustments                                       (659,000)
TOTAL EQUITY CAPITAL                                               $ 19,732,000
TOTAL LIABILITIES, LIMITED-
         LIFE PREFERRED STOCK, AND
         EQUITY CAPITAL                                            $300,895,000

I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

ROGER W. TRUPIN
CONTROLLER

We, the undersigned directors, attest to the correctness of this Report of Condition.
We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

PAUL J. COLLINS
JOHN S. REED
WILLIAM R. RHODES
DIRECTORS